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                                                                   Exhibit 10.41
                                                                   -------------

                             MORGAN STANLEY DW INC.
                        BRANCH MANAGER COMPENSATION PLAN
                        [Amended as of December 11, 2001]

                                    SECTION I
                                  INTRODUCTION

The name of this Plan is the Morgan Stanley DW Inc. Branch Manager Compensation Plan (the "Plan"). The Plan was initially adopted for Fiscal Years beginning with 1984; was amended and restated on December 23, 1985 retroactive to 1984; was further amended as of December 8, 1986, January 1, 1988, December 23, 1990, and July 15, 1991; was amended and restated January 1, 1992; amended and restated as of April 21, 1992, retroactive to January 1, 1992; amended and restated effective October 1, 1993; amended effective January 1, 1994; amended and restated effective January 1, 1994; amended and restated effective October 21, 1994; amended effective June 18, 1997; amended effective September 25, 1998; amended effective September 21, 1999; was amended effective December 9, 1999; was amended effective March 26, 2001; and was amended effective December 11, 2001.

                                   SECTION II
                                 PURPOSE OF PLAN

The purpose of the Plan is to retain and recruit key Branch Managers for Morgan Stanley DW Inc. by enabling them to accumulate significant net worth based on the profitable management of Branch Offices of Morgan Stanley.

                                   SECTION III
                                   DEFINITIONS

(a) "Account" means a Branch Manager Compensation Plan Account maintained in a confidential ledger by Morgan Stanley pursuant to Section VI of the Plan for each Participant in the Plan. MIC awards are also made under the Plan but Accounts are maintained only for Participants, i.e., those who get challenge or other awards.

(b) "Financial Advisor" means an Employee performing the functions of that position for Morgan Stanley.

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(c)  "Agreement" means a subordination agreement described in Section VIII and
     Appendix A.

(d) "Board" means the Compensation Committee of the Board of Directors of Morgan Stanley.

(e)  "Branch Office" means any branch office of Morgan Stanley.

(f) "Branch Manager" means an Employee performing the functions of that position for Morgan Stanley. For purposes of this Plan, "Branch Manager" shall also mean a Satellite Manager, unless otherwise specified in the Plan.

(g) "Disability" means termination of employment from Morgan Stanley due to a medically determinable physical or mental incapacity which is reasonably expected to be of long-term duration or result in death. The determination of Morgan Stanley shall be conclusive on all parties as to whether a Participant is Disabled.

(h)  "MWD" means Morgan Stanley Dean Witter & Co., a Delaware corporation.

(i)  "Morgan Stanley" means Morgan Stanley DW Inc., a Delaware corporation.

(j)  "Employee" means an employee of Morgan Stanley.

(k)  "Fair Market Value" means:

(1) for purposes of determining the number of shares of Stock to be allocated pursuant to Section VII(b)(i) to a Deferred Bonus awarded pursuant to Section V, the fair market value thereof as of the relevant date of determination, as determined in accordance with a valuation methodology approved by the Board of Directors of MWD or a committee thereof designated by such Board of Directors (such Board of Directors or committee is hereinafter referred to as the "MWD Committee"); and

(2) for purposes of crediting a Participant pursuant to Section VII(b)(iii) with shares of Stock based upon cash dividends paid or deemed to be paid on shares of Stock credited to the Participant as of the record date for such dividends, the average of the high and low sales prices, regular way, of a share of Stock as reported on the New York Stock Exchange Composite Tape (the "High/Low Price") on the relevant dividend payment date, or, if Stock is not traded on public markets on the relevant dividend payment date, the first preceding date on which Stock is traded on public markets; provided, however, that in the event a "Fair Market Value" cannot be determined pursuant to the foregoing, the fair market value thereof as of the relevant date of determination, as determined in accordance with a valuation methodology approved by the MWD Committee; and

(3) for purposes of distributing cash in lieu of a fractional share pursuant to
Section VII(b)(i), the High/Low Price on the date of the distribution, or, if Stock is not traded on public markets on the date of the distribution, the first preceding date on which Stock is traded on public markets; provided, however, that in the event a "Fair Market Value" cannot be determined pursuant to the

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foregoing, the fair market value thereof as of the relevant date of determination, as determined in accordance with a valuation methodology approved by the MWD Committee; and

     (4) for such other purposes as may arise in connection with the Plan, the fair market value of a share of Stock as of the relevant date of determination, as determined in accordance with a valuation methodology approved by the MWD Committee.

(1)  "Fiscal Year" means the Fiscal Year of Morgan Stanley.

(m)  "MIC" means the Branch Manager Management Incentive Compensation Plan.

(n) "Net Income After Allocated Expense" means the Branch Office monthly gross revenue less all expenses charged to such Branch Office, both direct and allocated, before accrual of income taxes and the Branch Manager's MIC credit as reflected in the statements of revenue and expense prepared by Morgan Stanley in accordance with its standard accounting practices.

(o) "Non-Producing Branch Manager" means a Branch Manager who does not personally produce gross revenues for Morgan Stanley through the sale of securities and other investments to clients of Morgan Stanley.

(p) "Office Gross Revenue" means the gross revenue generated in a Fiscal Year by a Branch Office as reflected in the statements of revenue and expense prepared by Morgan Stanley in accordance with its standard accounting practices.

(q) "Participant" means a Branch Manager to whom a Challenge Bonus has been awarded or to whom another deferred bonus has been awarded, pursuant to
     Section V.

(r) "Producing Branch Manager" means a Branch Manager who personally produces gross revenues for Morgan Stanley through the sale of securities and other investments to clients of Morgan Stanley.

(s) "Profit Margin" means the Branch Office Net Income After Allocated Expense divided by the Branch Office Total Gross Income.


(t) "Regional Director" means an Employee performing the functions of that position for Morgan Stanley.

(u) "Retirement" means termination of employment from Morgan Stanley (i) after attaining age 65, (ii) as defined in the Morgan Stanley DW Inc. Pension Plan whether or not the individual is a participant therein, or (iii) as otherwise specified by written agreement between Morgan Stanley and a Branch Manager.

(v)  "Stock" means the common stock of MWD, par value $.01 per share.

(w) "Satellite Manager" means the manager of a satellite sales office of Morgan Stanley.

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(x)  "Total Gross Income" means the monthly gross income generated by a Branch
     Office as reflected in the statements of revenue and expense prepared by Morgan Stanley in accordance with its standard accounting practices.

(y)  "Valuation Date" means the last day of each Fiscal Year.

                                   SECTION IV
                                   ELIGIBILITY

All Branch Managers shall be eligible to participate in the Plan.

                                    SECTION V
                                  COMPENSATION

(a) Salaries. Salary levels for Branch Managers shall be established each year by Morgan Stanley in its sole discretion taking into account such factors as Office Gross Revenue for each Branch Manager's respective Branch Office and/or such other factors as Morgan Stanley may determine. The criteria for determining Branch Manager salaries on an annual basis may be the same or different for Non-Producing Branch Managers, Producing Branch Managers and/or Satellite Managers. Salaries shall be paid in cash on a periodic basis throughout each Fiscal Year. Salary payments will cease immediately upon termination of employment.

(b) MIC Award. Branch Managers shall be eligible for an MIC award to be based on a formula which shall be determined by the Board from time to time. A Branch Manager's MIC award shall be based on the monthly Profit Margin of his or her respective Branch Office. However, in the event of a Branch Office loss, such loss shall be carried forward to succeeding months and shall be used to reduce the monthly Profit Margin in such succeeding months in calculating MIC until such losses shall have been offset in whole by the Branch Office's Profit Margins in successive months of the same Fiscal Year. The amount of any Branch Manager's MIC award may be increased at any time by Morgan Stanley in its sole discretion. MIC award payments shall be paid in cash.

(c)  Challenge Bonuses.

     (1) Branch Managers shall also be eligible for an additional "Challenge Bonus." The Challenge Bonus will be based on the achievement of challenge goals agreed to between each Branch Manager and his or her Regional Director at the beginning of each Fiscal Year. The Regional Director shall establish a Target Challenge Bonus for a Branch Manager at such time as challenge goals are agreed to with each Branch Manager.

     (2) The Board, in its sole discretion, shall determine whether a Branch Manager has achieved and/or exceeded the challenge goals agreed on by the Branch Manager and Regional Director. If the Board determines that a Branch Manager has exceeded the challenge goals agreed to between the Branch Manager and the Regional Director, it may award a Challenge Bonus up to two

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times the target Challenge Bonus. If a Branch Manager has not achieved the challenge goals for a Fiscal Year agreed to between the Branch Manager and the Regional Director, the Branch Manager may receive a Challenge Bonus that is less than the target Challenge Bonus, in an amount determined solely by the Board.

     (3) Morgan Stanley shall pay 80% of the Challenge Bonus in cash as soon as practicable following the end of the Fiscal Year in which a Challenge Bonus is earned. The remaining 20% (the "Deferred Bonus"), will be paid in the form of shares of common stock of MWD, par value $.01 per share ("Stock") in accordance with Section VII and subject to Appendix A.

(d) Other Deferred Bonus Awards. At the beginning of any Fiscal Year, the Board may establish any other criteria which will entitle a Branch Manager to receive a deferred bonus award under the Plan for that or any one or more succeeding Fiscal Years. A Branch Manager who achieves such other criteria in a Fiscal Year shall receive an award for that Fiscal Year. Any deferred bonus awards made pursuant to this paragraph shall be made subject to the same terms and conditions as the deferred portion of a Challenge Bonus Award made under Section V(c)(3) and shall be Payment Obligations for purposes of Section VIII except that the Board may in its sole discretion, elect not to credit deferred bonus awards made pursuant to this subsection with the annual increments described in Section VI(c).

(e) The MWD Committee, may, in its discretion from time to time, make to an individual, in consideration of such individual becoming (and remaining for such period of time, if any, as the MWD Committee determines) a Branch Manager and such other consideration, if any, as the MWD Committee determines, an award of Stock on such terms and conditions as the MWD Committee may determine, which terms and conditions need not be uniform with the terms and conditions of Section VI, VII or VIII hereof, but which shall be set forth in a written award certificate or award agreement delivered or made available by Morgan Stanley to the individual as soon as practicable following the date of the award. Awards of Stock under this
     Section V(e) shall be satisfied only out of shares held in treasury and not out of authorized but unissued shares.


                                   SECTION VI
                             ACCOUNTS - ESCROW AGENT

(a) A separate Account shall be maintained by Morgan Stanley for each Participant in a confidential ledger for each Fiscal Year. Each such Account shall be credited with such deferred bonuses as may be awarded to the Participant pursuant to Section V of the Plan. Each such Account shall be decreased by any (i) payments of deferred awards, or (ii) forfeitures of deferred awards pursuant to Section VII.

(b) Within a reasonable time after the end of each Fiscal Year the Controller of Morgan Stanley shall give each Participant a written report of the status of such Participant's

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     Account under the Plan, including the value thereof. For each Fiscal Year,
     Accounts shall be valued as of the Valuation Date.

(c) As a condition to participation in this Plan, each eligible Employee shall be required to hold restricted Stock awards hereunder in an escrow account and such Employee's decision to participate in the Plan shall constitute the appointment of Morgan Stanley Dean Witter Trust FSB, or such other custodian as Morgan Stanley shall designate (the "Custodian"), as the custodial agent for the purpose of holding such Stock. Such escrow account will be governed by and subject to the terms and conditions of a written agreement with the Custodian.

                                   SECTION VII
                                 AWARD PAYMENTS

(a) In order to be entitled to any payment of compensation an Employee must be employed by Morgan Stanley on the date such compensation is paid. If any Employee terminates employment after any MIC, bonus or other compensation is or becomes determinable but before actual payment of such MIC, bonus, or other compensation is paid by Morgan Stanley in the normal course of business, the Employee shall not be entitled to receive any such payment. Notwithstanding the foregoing, in the event of the death or Disability of an Employee, compensation, including MIC and other bonuses under this Plan, which is determinable as of the last day of employment, shall be paid to the Employee or the Employee's representative at the times specified herein for the payment of such compensation.

(b) (i) Deferred Bonuses will be paid in the form of Stock, payable as soon as practicable following the close of the Fiscal Year for which the award is made. For purposes of determining the number of shares of Stock that constitutes a Deferred Bonus, the Stock may be valued at a discount, determined by the MWD Committee, from Fair Market Value. Deferred bonuses under Section V(d) may be paid in cash or in Stock as determined by the Compensation Committee of the Board of Directors of Morgan Stanley. The number of shares of Stock payable with respect to a Deferred Bonus shall be calculated by reference to the amount of the Deferred Bonus determined under Section V. Payments to Participants of Deferred Bonuses made in the form of Stock shall be made in the form of a certificate for whole shares and cash in lieu of any fractional share. A Participant on a leave of absence approved by Morgan Stanley or who is absent due to disability on the date payment is made shall not be entitled to payment of such Deferred Bonus until the Participant returns to Morgan Stanley following completion of such leave of absence or disability.

     (ii) Stock awarded with respect to a Fiscal Year shall vest four years and three months following the close of that Fiscal Year, provided that the Participant's status as an Employee has not been terminated prior to such date. Upon the Participant's termination of employment with Morgan Stanley, all unvested Stock shall be forfeited. Notwithstanding anything in this Plan to the contrary, if a Participant terminates employment with Morgan Stanley due to Disability or Retirement, or upon a Participant's death, all of the Participant's awards shall vest immediately and be paid as promptly as practicable.

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     (iii) A Participant may vote and receive dividends on any Stock awarded to such Participant under Section VII(b)(i) or credited under this Section VII(b)(iii); provided that all dividends on Stock (other than dividends payable in Stock) shall be reinvested in shares of Stock at 100% of the Fair Market Value of Stock which shares shall be credited to the Participant and held by the Custodian. All shares of Stock received as a distribution with respect to Stock or acquired with reinvested dividends hereunder shall be subject to the same restrictions as shares of Stock on which such distribution or dividend is awarded.

(c) Except as provided in Section VII(b), payments made hereunder shall be made in cash and shall not be eligible for rollover or transfer into other retirement or deferred compensation plans sponsored by Morgan Stanley, MWD or any of their affiliates.

(d)  [Intentionally omitted.]

(e) Morgan Stanley reserves the right to accelerate payment of a Participant's entire Account balance and/or the vesting of any Stock awarded pursuant to
     Section V(c) or Section V(d) of the Plan, subject to the provisions of
     Section VIII and an Agreement. The MWD Committee reserves the right to accelerate the vesting of any Stock awarded pursuant to Section V(e) of the Plan; provided that if the award of such Stock was made subject to Section VIII and an Agreement, then vesting of such Stock shall be subject to
     Section VIII and an Agreement.

(f) A Participant shall be entitled to payment of his or her Account pursuant to Section VII(b) provided the Participant is employed by Morgan Stanley at the time such payment is due, regardless of the position in which the Participant is employed at such time.

(g) In accordance with the provisions of an Agreement, if Morgan Stanley must recover a Payment Obligation previously paid to a Participant pursuant to this Section VII, a Participant shall be required to repay such amount. With respect to amounts awarded in Stock, the Participant shall be required to repay the number of shares of Stock received (or an amount in cash equal to the fair market value of such Stock as of the date of such repayment). If any such amount is not repaid, Morgan Stanley reserves the right to withhold from the Participant's compensation the amount of any Payment Obligation which a Participant fails to repay as required herein.

(h) All federal, state, local and other withholding tax requirements, if any, relating to the Plan shall be met pursuant to procedures determined by Morgan Stanley which may include:

     1. Withholding from any cash amounts payable to a Participant under the Plan including salary, bonus or any other amounts payable from Morgan Stanley or any affiliate of Morgan Stanley;

     2. Requiring Participants to remit to Morgan Stanley an amount in cash prior to the delivery of any certificate for Stock or other payments under the Plan;

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     3. At the election of the Participant, tendering to Morgan Stanley a number of shares of Stock;

     4. At the election of the Participant, withholding by Morgan Stanley of shares of Stock. In the event that the Custodian is directed by Morgan Stanley to withhold shares pursuant to this Section VII(h)(4), the Custodian shall distribute such shares from the custodial account to Morgan Stanley (or, at the direction of Morgan Stanley, sell such shares on public markets and distribute the cash proceeds to Morgan Stanley) and Morgan Stanley shall make appropriate withholding tax payments.

     5. If a Participant is subject to Section 16(b) of the Securities Exchange Act of 1934, Morgan Stanley may prescribe such requirements or limitations on the Participant's ability to elect the withholding options contained in Sections VII(h)(3) and (4) of the Plan as may be required by Securities and Exchange Commission rule 16b-3 or by any comparable or successor exemption.

(i) The commencement of Related Employment by a Participant shall not be treated for purposes of the Plan and any Deferred Bonus or Other Deferred Bonus Award hereunder as a termination of employment. The Retirement, Disability or death of an individual during a period of Related Employment shall be treated for purposes of the Plan and any Deferred Bonus or Other Deferred Bonus Award hereunder as if such event had occurred while the individual was an Employee. For purposes of this Section VII(i), "Related Employment" shall mean the employment of a Participant by an employer other than Morgan Stanley, provided that: (1) such employment is undertaken by the individual at the request or with the consent of Morgan Stanley; (2) immediately prior to undertaking such employment the individual was an Employee or was engaged in Related Employment as defined herein; and (3) such employment is recognized by Morgan Stanley, in its discretion, as Related Employment.


                                  SECTION VIII
                        SUBORDINATION OF DEFERRED BONUSES

(a) All Branch Managers, as a condition of participation, shall execute and deliver a written agreement (the "Agreement") within forty-five (45) days after notice of eligibility to Participate or the announcement of a Deferred Bonus Award made after December 24, 1990, that such Branch Manager's right to any payment hereunder (the "Payment Obligation") is subordinate to the prior payment or provision for payment in full of all claims of all present and future creditors of Morgan Stanley arising out of any matter occurring prior to the date on which the related Payment Obligation matures consistent with all applicable statutes, regulations and rules, except for claims which are the subject of subordination agreements which ran on the same priority (which claims shall be paid pari passu) or are junior to the Payment Obligation under the Agreement. The Agreement shall also provide that the Participant's right to

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     payment hereunder shall be subordinate to claims which are now or hereafter expressly stated in the instruments creating such claims to be senior in right of payment to the claims of the class of claims created hereunder which arise out of any matter occurring prior to the maturity date of any payment under the Payment Obligation.

(b) The form of the Agreement shall be determined by Morgan Stanley. In the event Morgan Stanley elects to treat Payment Obligations as subordinated liabilities for purposes of determining net capital under Rule 15c3-1 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934 and similar regulations promulgated under the Commodities Exchange Act, the form of the Agreement shall be subject to approval of the Examining Authority as defined by the Agreement. A copy of the Agreement is annexed hereto as Appendix "A", and incorporated by reference as fully as if set forth herein at length.

(c) Any amount credited to a Participant's Account shall not be segregated but shall remain a part of the general corporate funds of Morgan Stanley subject to the claims of general, unsecured creditors of Morgan Stanley to which claims the rights of the Participant to receive payment of the amount credited to his or her Account shall be subordinated pursuant to the terms of an Agreement.

(d) If a Participant does not execute and deliver an Agreement within the forty-five (45) day period described in (a) above, such Participant shall cease to have any rights whatsoever hereunder with respect to awards deferred under Sections V(c)(3) and (d).


                                   SECTION IX
                                 ADMINISTRATION

(a) Morgan Stanley shall have full power and authority to construe, interpret and administer the Plan. Its decision shall be final, conclusive and binding upon all persons, including Employees and officers and the beneficiaries and personal representatives of such employees and officers.

(b)  The expenses of administering the Plan shall be borne by Morgan Stanley.

(c) The interest and property rights of any person in the Plan or in any distribution to be made under the Plan shall not be subject to option nor be assignable either by voluntary or involuntary assignment or by operation of law, including (without limitation) bankruptcy, garnishment, attachment or other creditor's process and any act in violation hereof shall be void.

(d) Nothing herein shall be construed to require Morgan Stanley or any affiliate to segregate or set aside any funds or any property for the purpose of making award payments hereunder.

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(e)  Morgan Stanley's determinations under the Plan need not be uniform and may be made by it selectively among persons who receive or are eligible to receive awards under the Plan (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, Morgan Stanley shall be entitled, among other things, to make non-uniform and selective determinations and to enter into non-uniform and selective Plan agreements as to (1) the persons to receive awards under the Plan; (2) the terms and provisions of awards under the Plan; and (3) the exercise by Morgan Stanley of its discretion in respect of the terms of the Plan.


                                    SECTION X
                                  MISCELLANEOUS

(a) The establishment of the Plan, the granting of benefits or any action by Morgan Stanley or any other person shall not be held or construed to confer upon any person any right to employment by Morgan Stanley nor, upon termination of employment, to confer any right or interest other than as provided herein. No provision of the Plan shall restrict the right of Morgan Stanley to terminate any Employee's employment with or without cause.

(b) If, in the opinion of Morgan Stanley, any person becomes unable to handle properly any amount payable to such person under the Plan, Morgan Stanley may make any reasonable arrangement for payment on such person's behalf as it deems appropriate.

(c) Where appropriate, the use of masculine terms within the Plan shall mean the feminine, the use of singular terms shall mean the plural, and vice versa.


                                   SECTION XI
            EFFECTIVE DATE, AMENDMENT, SUSPENSION AND DISCONTINUANCE

(a) Morgan Stanley reserves the right to amend the Plan, in whole or in part, or to suspend or discontinue the Plan, in whole or in part, at any time. Morgan Stanley further reserves the right to change the criteria for awarding MIC or Challenge Bonuses provided that it gives adequate notice of such change to Branch Managers prior to the beginning of the Fiscal Year for which such changes are effective.

(b) If any part of this Plan, including Appendix A hereto, fails to receive any required approval of a regulatory or governing body or is otherwise declared void and of no effect, the rest of the Plan shall continue in full force.

(c) This Plan shall govern Payment Obligations of deferred Challenge Bonuses accrued for the Fiscal Year beginning in 1984 and thereafter.

(d) The Plan shall continue in effect as amended from time to time until suspended or discontinued by Morgan Stanley.

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                                   APPENDIX A
                                     TO THE
                             MORGAN STANLEY DW INC.
                        BRANCH MANAGER COMPENSATION PLAN

For purposes of this Appendix A, a Branch Manager who is designated in writing by Morgan Stanley as a participant under the Plan, shall be known as a "Participant", Morgan Stanley DW Inc. shall be known as "Morgan Stanley," and Morgan Stanley's "Payment Obligation" shall be as defined below.

1.   Payment Obligation
     ------------------

     (a) Payment Obligations shall consist of any deferred payments of Challenge Bonuses owed from time to time to a Participant by Morgan Stanley pursuant to the Plan.

     (b) Payment Obligations including the dates payments are due, shall be determined in accordance with the provisions of the Plan as in effect on the date hereof, or as hereafter amended. As provided in Sections 4 and 5 of this Appendix A, no payment of any amount of a Payment Obligation may be made sooner than five years following the year for which such Payment Obligation is accrued by Morgan Stanley. If any provision of the Plan as now in effect or as hereafter amended shall be inconsistent with this Appendix A, this Appendix A shall govern.

2.   Subordination of Right of Payment
     ---------------------------------

     (a) Payment Obligations are and shall be subordinated in right of payment and subject to prior payment or provision for payment in full of all claims of other present and future creditors of Morgan Stanley whose claims are not similarly subordinated (claims hereunder shall rank pari passu with claims similarly subordinated) and to claims which are now or hereafter expressly stated in the instruments creating such claims to be senior in right of payment to the claims or the class of claims hereunder which arise out of any matter occurring prior to the maturity date of any payment under the Payment Obligation.

     (b) In the event of the appointment of a receiver or trustee for the Morgan Stanley or in the event of its insolvency, liquidation pursuant to the Securities Investor Protection Act of 1970 ("SIPA") or otherwise, its bankruptcy, assignment for the benefit of creditors, reorganization whether or not pursuant to bankruptcy laws or any other marshaling of the assets and liabilities of Morgan Stanley, Participant shall not be entitled to participate or share, ratably or otherwise, in the distribution of the assets of Morgan Stanley until all claims of all other present and future creditors of Morgan Stanley whose claims are senior to claims hereunder have been fully satisfied or provision has been made therefor.

     (c) Notwithstanding the maturing of the Payment Obligation under any provision of the Plan or this Appendix A, the right of a Participant to receive payment of any Payment Obligation is and shall remain subordinate as provided in this Section 2.

3.   Suspension of Maturity During Net Capital Stringency
     ----------------------------------------------------

     (a) Morgan Stanley's Payment Obligations shall be suspended and not mature for any period of time during which, after giving effect to such Payment Obligations (together with the payment of

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any other subordinated obligation of Morgan Stanley payable at or prior to such payment of the Payment Obligations),

          (i) if Morgan Stanley is not operating pursuant to the alternative net capital requirements provided for in paragraph (f) of Rule 15c3-1 (the "Rule") under the Securities Exchange Act of 1934 (the "Act"), the aggregate indebtedness of Morgan Stanley would exceed 1,200 percentum of its net capital, as those terms are defined in the Rule, as in effect at the time such payment is to be made, or such percentum as may be made applicable to Morgan Stanley from time to time by the Examining Authority (as defined in paragraph 7(f) hereof) plus an amount equal to the guaranty deposits with clearing organizations, other than the Chicago Board of Trade ("CBOT") which were included in current assets under Section 211 of the CBOT "Capital Requirements for Member FCM's" to the extent such deposits cannot be used for margin purposes, or

          (ii) if Morgan Stanley is operating pursuant to the alternative net capital requirements provided for in paragraph (f) of the Rule, its net capital would be less than five (5) percentum of aggregate debit items (or such other percentum as may be made applicable to Morgan Stanley by the Examining Authority) computed in accordance with Exhibit A to Rule 15c3-3 under the Act or any successor rule as in effect at the time such payment is to be made, plus an amount equal to the guaranty deposits with clearing organizations other than the CBOT, which were included in current assets under Section 211 of the CBOT "Capital Requirements for Member FCM's", to the extent such deposits cannot be used for margin purposes, or

          (iii) if Morgan Stanley is registered as a futures commission merchant under the Commodity Exchange Act (the "CEA"), the net capital of Morgan Stanley would be less than the greatest of (A) six (6) percentum of the funds required to be segregated pursuant to the CEA and Commodities Futures Trading Commission ("CFTC") Regulations and the foreign futures or foreign options secured amount exclusive of the market value of commodity options purchased by option customers of Morgan Stanley on or subject to the rules of a contract market or a foreign board of trade, provided the deduction for each option customer shall be limited to the amount of customer funds in each option customer's account(s) and foreign futures and foreign options secured amounts plus an amount equal to the guaranty deposits with clearing organizations other than the CBOT, which were included in current assets under Section 211 of the CBOT "Capital Requirements for Member FCM's", to the extent such deposits cannot be used for margin purposes, (B) such amount as may be made applicable to Morgan Stanley at the time of such payment by the Examining Authority under Rule 15c3-1(b)(7), or (C) $2,000,000 (or such other amount as required by the CEA and CFTC Regulations), or

          (iv) if Morgan Stanley's net capital, as defined in the Rule or any successor rule as in effect at the time such payment is to be made, would be less than 120 percentum (or such other percentum as may be made applicable to Morgan Stanley at the time of such payment by the Examining Authority) of the minimum dollar amount required by the Rule as in effect at such time, or such dollar amount as may be made applicable to Morgan Stanley by the Examining Authority, plus an amount equal to the guaranty deposits with clearing organizations other than the CBOT, which were included in current assets under Section 211 of the CBOT "Capital Requirements for Member FCM's", to the extent such deposits cannot be used for margin purposes, or

          (v) if Morgan Stanley is registered as a futures commission merchant under the CEA and if its net capital, as defined in the CEA or CFTC Regulations thereunder as in effect at the time of such payment, would be less than 120 percentum (or such other percentum as may be made applicable to Morgan Stanley by the Examining Authority) of the minimum dollar amount required by the CEA or the regulations thereunder as in effect at such time (or such other dollar amount as may be made applicable to Morgan Stanley by the Examining Authority at the time of such payment), plus an amount equal to the guaranty deposits with clearing organizations other than the CBOT, which were included in current assets under Section 211 of the CBOT "Capital Requirements for Member FCM's", to the extent such deposits cannot be used for margin purposes, or

          (vi) if Morgan Stanley is subject to the provisions of paragraph
     (a)(6)(v) or (a)(7)(iv) or (c)(2)(x)(B)(1) of the Rule, its net capital would be less than the amount required to satisfy the 1,000 percentum test (or such other percentum test as may be made applicable to Morgan Stanley by the Examining Authority at the time of such payment) stated in such applicable paragraph, plus an amount equal to the guaranty deposits with clearing organizations other than the CBOT, which were included in current assets under Section 211 of the CBOT "Capital Requirements for Member FCM's", to the extent such deposits cannot be used for margin purposes.

     The net capital required by (i)-(vi) above, is hereinafter referred to as the "Applicable Minimum Capital". During any such suspension Morgan Stanley shall, as promptly as consistent with the protection of its customers, reduce its business to a condition whereby payment due under Payment Obligations could be made (together with the payment of any other subordinated obligation of Morgan Stanley payable at or prior to such payment) without Morgan Stanley's net capital being below the Applicable Minimum Capital, at which time Morgan Stanley shall make payment due under Payment Obligations on not less than five days prior written notice to the Examining Authority.

     (b) If immediately after any payment of a Payment Obligation Morgan Stanley's net capital is less than the Applicable Minimum Capital, whether or not the Participant had any knowledge or notice of such fact at the time of any such payment, a Participant must repay to Morgan Stanley, its successors or assigns, any sum so paid, to be held by Morgan Stanley pursuant to the provisions of the Plan as if such payment had never been made; provided, however, that any suit for the recovery of any such payment must be commenced within two years of the date of such payment. Morgan Stanley reserves the right to withhold from the Participant's compensation the amount of any Payment Obligation which a Participant fails to repay as required herein.

     (c) If pursuant to the terms hereof payment of Morgan Stanley's Payment Obligations are suspended, Morgan Stanley may be summarily suspended by the Examining Authority.

4.   Permissive Prepayment
     ---------------------

     With the prior written permission of the Examining Authority, Morgan Stanley may, at its option and to the extent permitted by the Plan, pay all or any portion of the Payment Obligation to the Participant (such payment hereinafter referred to as a "Prepayment") at any time subsequent to one year from the date subordinated funds became subject to this Appendix A. No Prepayment shall be made, however, if after giving effect thereto (and to all other payments of any other subordinated obligation of Morgan Stanley payable within six months of such Prepayment) without reference to any projected profit or loss of Morgan Stanley,

          (i) in the event that Morgan Stanley is not operating pursuant to the alternative net capital requirement provided for in paragraph (f) of the Rule, the aggregate indebtedness of Morgan Stanley would exceed 1,000 percentum of its net capital as those terms are defined in the Rule or any successor rule as in effect at the time such Prepayment is to be made (or such other percentum as may be made applicable at such time to Morgan Stanley by the Examining Authority), plus an amount equal to the guaranty deposits with clearing organizations other than the CBOT, which were included in current assets under Section 211 of the CBOT "Capital Requirements for Member FCM's", to the extent such deposits cannot be used for margin purposes, or

          (ii) in the event that Morgan Stanley is operating pursuant to such alternative net capital requirement, the net capital of Morgan Stanley would be less than 5 percentum (or such other percentum as may be made applicable to Morgan Stanley at the time of such Prepayment by the Examining Authority) of aggregate debit items computed in accordance with Exhibit A to Rule 15c3-3 under the Act or any successor rule as in effect at such time, plus an amount equal to the guaranty deposits with clearing organizations other than the CBOT, which were included in current assets under Section 211 of the CBOT "Capital Requirements for Member FCM's", to the extent such deposits cannot be used for margin purposes, or

          (iii) in the event that Morgan Stanley is registered as a futures commission merchant under the CEA, the net capital of Morgan Stanley (as defined in the CEA or CFTC Regulations as in effect at the time of such Prepayment) would be less than the greatest of (A) 7 percentum (or such other percentum as may be made applicable to Morgan Stanley at the time of such Prepayment by the Examining Authority) of the funds required to be segregated pursuant to the CEA and CFTC Regulations and the foreign futures or foreign options secured amount, exclusive of the market value of commodity options purchased by option customers on or subject to the rules of a contract market or a foreign board of trade (provided the deduction for each option customer shall be limited to the amount of customer funds in each option customer's account(s) and foreign futures and foreign options secured amounts), plus an amount equal to the guaranty deposits with clearing organizations other than the CBOT, which were included in current assets under Section 211 of the CBOT "Capital Requirements for Member FCM's", to the extent such deposits cannot be used for margin purposes, (B) such amount as may be made applicable to Morgan Stanley by an Examining Authority under Rule 15c3-1(b)(7) or (C) $2,000,000 (or such other amount as required by the CEA or CFTC Regulations), or

          (iv) Morgan Stanley's net capital as defined in the Rule or any successor rule as in effect at the time of such Prepayment, would be less than 120 percentum (or such other percentum as may be made applicable to Morgan Stanley at the time of such Prepayment by the Examining Authority) of the minimum dollar amount required by the rule as in effect at such time (or such other dollar amount as may be made applicable to Morgan Stanley at the time of such Prepayment by the Examining Authority), plus an amount equal to the guaranty deposits with clearing organizations other than the CBOT, which were included in current assets under Section 211 of the CBOT "Capital Requirements for Member FCM's", to the extent such deposits cannot be used for margin purposes, or

          (v) in the event that Morgan Stanley is registered as a futures commission merchant under the CEA, its net capital, as defined in the CEA or the regulations thereunder, as in effect at the time of such Prepayment would be less than 120 percentum (or such other percentum as may be made applicable to Morgan Stanley at the time of such Prepayment by the Examining Authority) of the minimum dollar amount required by the CEA or the regulations thereunder as in effect at such time or such other dollar amount as may be made applicable to Morgan Stanley at the time of such Prepayment by the Examining Authority, plus an amount equal to the guaranty deposits with clearing organizations other than the CBOT, which were included in current assets under Section 211 of the CBOT "Capital Requirements for Member FCM's", to the extent such deposits cannot be used for margin purposes, or

          (vi) in the event that Morgan Stanley is subject to the provision of paragraph (a)(6)(v) or (a)(7)(iv) or (c)(2)(x)(B)(1) of the Rule, the net capital of Morgan Stanley would be less than the amount required to satisfy the 1,000 percentum test (or such other percentum test as may be made applicable to Morgan Stanley at the time of such Prepayment by the Examining Authority) stated in such applicable paragraph, plus an amount equal to the guaranty deposits with clearing organizations other than the CBOT which were included in current assets under Section 211 of the CBOT "Capital Requirements for Member FCM's," to the extent such deposits cannot be used for margin purposes.

     If Prepayment is made of all or any part of the Payment Obligation before the date payment is due and if Morgan Stanley's net capital is less than the amount required to permit such Prepayment pursuant to the foregoing provisions of this paragraph, the Participant agrees irrevocable (whether or not such Participant had any knowledge or notice of such fact at the time of such Prepayment) to repay Morgan Stanley, its successors or assigns, the sum so paid to be held by Morgan Stanley pursuant to the provisions hereof as if such Prepayment had never been made; provided, however, that any suit for the recovery of any such Prepayment must be commenced within two years of the date of such Prepayment. Morgan Stanley reserves the right to withhold from the Participant's compensation the amount of any Payment Obligation which a Participant fails to repay as required herein.

5.   Special Prepayment
     -------------------

     Morgan Stanley, at its option and as permitted by the Plan, but not at the option of the Participant, may make a payment of all or any portion of the Payment Obligation hereunder sooner than one year from the date on which such amount became subject to this agreement (a "Special Prepayment"), if the written consent of the appropriate regulatory authority is first obtained. If Morgan Stanley shall be a futures commission merchant, as that term is defined in the CEA and CFTC Regulations, no such prepayment shall be made if:

          (i) after giving effect thereto (and to all payments of payment obligations under any other Subordination Agreements then outstanding, the maturities or accelerated maturities of which are scheduled to fall due within six months after the date such Special Prepayment is to occur pursuant to this provision or on or prior to the date on which the Payment Obligation with respect to such Special Prepayment is scheduled to mature disregarding this provision whichever date is earlier) without reference to any projected profit or loss of Morgan Stanley the net capital of Morgan Stanley is less than the greatest of (A) 10 percentum of the funds required to be segregated pursuant to the CEA and CFTC Regulations and the foreign futures or foreign options secured amount, exclusive of the market value of commodity options purchased by option customers of Morgan Stanley on or subject to the rules of a contract market or a foreign board of trade (provided the deduction for each option customer shall be limited to the amount of customer funds in such option customer's account(s) and foreign futures and foreign options secured amount), plus an amount equal to the guaranty deposits with clearing organizations, other than the CBOT, which were included in current assets under Section 211, (B) if Morgan Stanley is a securities broker or dealer, the amount of net capital specified in Rule 15c3-1d(c)(5)(ii) of the regulations of the Securities and Exchange Commission (17 C.F.R. 240.15c3-1d(c)5(ii), or (C) $2,000,000 (or such other amount as required by the CEA or CFTC Regulations), or

          (ii) Pretax losses during the latest three month period were greater than 15% of current excess adjusted net capital.

6.   Maturity Upon Certain Events
     ----------------------------

     Notwithstanding the provisions of Section 3 hereof, the Payment Obligation shall (to the extent not already matured) forthwith mature, together with all other Subordination Agreements then outstanding, in the event of any receivership, insolvency, liquidation pursuant to SIPA or otherwise, bankruptcy, assignment for the benefit of creditors, reorganization whether or not pursuant to bankruptcy laws, or any other marshaling of the assets and liabilities of Morgan Stanley.

7.   Miscellaneous Provisions
     ------------------------

     (a) Participants may not rely upon any commodity exchange or securities exchange to provide any information concerning or relating to Morgan Stanley. Such exchanges have no responsibility to disclose to the Participant any information concerning or relating to Morgan

Stanley which they may have now or at any future time. The Participant agrees that the New York Stock Exchange (the "NYSE"), its Special Trust Fund or any director, officer, trustee or employee of the NYSE or said Trust Fund or any other exchange or director, officer, trustee or employee thereof shall not be liable to the Participant with respect to the Plan or any distribution pursuant thereto.

     (b) The funds represented by the Payment Obligations shall be dealt with in all respects as capital of Morgan Stanley, shall be subject to the risks of the business and may be deposited in an account or accounts in Morgan Stanley's name in any bank or trust company.

     (c) Payment Obligations under the Plan may not be transferred, sold, assigned, pledged or otherwise encumbered or disposed of and no lien, charge or other encumbrance may be created or permitted to be created hereon, without the prior written consent of the Examining Authority.

     (d) If Morgan Stanley is a futures commission merchant as that term is defined in the CEA, Morgan Stanley agrees, consistent with the requirements of
Section 1.17(h) of the CFTC Regulations that whenever prior written notice by Morgan Stanley to the Examining Authority is required pursuant to the provisions of this agreement, the same prior written notice shall be given by Morgan Stanley to (1) the CFTC at its principal office in Washington, D.C., Attention Chief Accountant of Division of Trading and Markets, and/or (2) the commodity exchanges of which the Corporation is a member and which are then designated by the CFTC as Morgan Stanley's designated self-regulatory organizations as defined in Section 1.3(ff) of the CFTC Regulations (the "DSROs").

     (e) "Subordination Agreement" as used herein shall include any subordinated loan agreement and any secured demand note agreement constituting a satisfactory subordination agreement under the Rule under which Morgan Stanley is the borrower or the pledgee of collateral, and reference herein to the payment of a subordinated obligation of Morgan Stanley shall be deemed to include the return to the maker-pledgor of any secured demand note and the collateral therefor held by Morgan Stanley.

     (f) The term "Examining Authority" shall refer to the regulatory body, specified in paragraph (c)(12) of the Rule, responsible for inspecting or examining Morgan Stanley for compliance with financial responsibility requirements. If Morgan Stanley is and continues to be a member of the NYSE, the references herein to the Examining Authority shall be deemed to refer to the NYSE. If Morgan Stanley is and continues to be a futures commission merchant as that term is defined in the CEA and regulations thereunder, references to the Examining Authority shall also be deemed to refer to the CFTC and Morgan Stanley's DSROs.

     (g) The provisions of this Appendix A shall be binding upon and inure to the benefit of Morgan Stanley, its successors and assigns and the Participant and the Participant's heirs, executors and administrators.

     (h) Any controversy arising out of or relating to this Plan shall be submitted to and settled by arbitration pursuant to the Constitution and Rules of the NYSE, Morgan Stanley and Participant shall be conclusively bound by such arbitration.

     (i) Morgan Stanley shall not modify, amend or cancel this Appendix or any provision of the Plan governing the Payment Obligations that are the subject of the Appendix without the prior approval of the Examining Authority.

     (j) This agreement shall be deemed to have been made under and shall be governed by the laws of the State of New York.